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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: January 31, 2001
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                                 BIOQUAL, INC.
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        State of Delaware                1-13527               13-3078199
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(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)           File No.)          Identification No.)


9600 Medical Center Drive, Rockville, Maryland            20850-3336
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(Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code:         (301) 251-2801
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This Form 8K/A amends a Form 8K (the "Form 8K) filed by BIOQUAL, Inc. on
November 13, 2000.

Item 4.   Changes in Registrant's Certifying Accountant.
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Effective November 7, 2000, BIOQUAL, Inc. (the "Company") has terminated the engagement of Deloitte & Touche LLP as its independent public accountants. On the same day, the Company retained Aronson, Fetridge & Weigle as its public accountants. The engagement of Aronson, Fetridge & Weigle was recommended by the Audit Committee of the Company's Board of Directors and approved by the Board of Directors (the "Board").

The audit reports by Deloitte & Touche LLP on the Company's financial statements for each of the last two fiscal years ended May 31, 1999 and May 31, 2000, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended May 31, 1999 and May 31, 2000, respectively, and in the subsequent interim period through November 7, 2000, there have been no disagreements between the Company and Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the audited financial statements.

A letter from Deloitte & Touche LLP is attached as Exhibit 16 to this Form 8-K/A and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
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         c.  Exhibits.

                    (16) Letter from Deloitte & Touche LLP regarding change in certifying accountant

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                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BIOQUAL, Inc.

Date:  January 31, 2001                            By: /s/ David A. Newcomer
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                                                   David A. Newcomer
                                                   Chief Financial Officer

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                                   Exhibits


               (16) Letter from Deloitte & Touche LLP regarding change in certifying accountant

                                       4